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                                                                    EXHIBIT 3.14

                      TAYLOR PUBLISHING MANUFACTURING, L.P.

                          LIMITED PARTNERSHIP AGREEMENT

                  THIS LIMITED PARTNERSHIP AGREEMENT (this "Agreement") is entered into by and between Taylor Publishing Company, a Delaware corporation, as one percent (1%) general partner and ninety-eight percent (98%) limited partner (the "General Partner"), and TP Holding Corp., a Delaware corporation, as one percent (1%) limited partner (the "Initial Limited Partner").

                  The General Partner and the Initial Limited Partner hereby form a limited partnership (the "Partnership") pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (Title 6, Chapter 17, of the Delaware Code), as amended from time to time (the "Act"), and hereby agree as follows:

                  1. NAME. The name of the Partnership is Taylor Publishing Manufacturing, L.P.

                  2. PURPOSE. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

                  3. TERM. The term of the Partnership shall begin upon the effective date of the Certificate of Limited Partnership filed with the Delaware Secretary of State and shall continue in existence until dissolved pursuant to Section 8 of this Agreement.

                  4. REGISTERED OFFICE. The address of the registered office of the Partnership in the State of Delaware is: 615 South DuPont Highway, County of Kent, City of Dover, State of Delaware 19901.

                  5. REGISTERED AGENT. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is: National Corporate Research, Ltd., 615 South DuPont Highway, County of Kent, City of Dover, State of Delaware 19901.

                  6. PARTNERS. The names and the business, residence or mailing addresses of the General Partner and the Initial Limited Partner are as follows:

                           General Partner:

                                    Taylor Publishing Company
                                    1550 West Mockingbird Lane
                                    Dallas, Texas  75235

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                           Initial Limited Partner:

                                    TP Holding Corp.
                                    1550 West Mockingbird Lane
                                    Dallas, Texas  75235

                  7. POWERS. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

                  8. DISSOLUTION. The Partnership shall dissolve and its affairs shall be wound up upon the first to occur of the following: (a) the expiration of the period fixed for its duration in Section 3 hereof; (b) all of the partners of the partnership shall have approved such dissolution in writing;
(c) an event of withdrawal of the General Partner shall have occurred under the Act; or (d) an entry of a decree of judicial dissolution shall have occurred under Section 17-802 of the Act; provided, however, that the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of the General Partner if (i) at the time of such event of withdrawal, there is at least one other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within ninety (90) days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership.

                  9. CAPITAL CONTRIBUTIONS AND PARTNERSHIP INTERESTS. Each of the General Partner (in its capacity as the General Partner and in its capacity as a limited partner) and the Initial Limited Partner is, concurrently with its execution of this Agreement, contributing to the capital of the Partnership the amount set forth opposite such partner's name on Schedule A attached hereto, and shall receive its respective partnership interest set forth opposite such partner's name on Schedule A. Partnership interest herein shall be uncertificated.

                  10. ADDITIONAL CONTRIBUTIONS. No partner of the Partnership is required to make any additional capital contribution to the Partnership.

                  11. ALLOCATION OF PROFITS AND LOSSES; TAX MATTERS. During any taxable period in which the Partnership is treated as a partnership for Federal, state or local income tax purposes, the Partnership's profits and losses shall be allocated to the partners in proportion to their partnership interests in the Partnership and shall include all items of income, gain, loss, deduction, credit or other items affecting the capital accounts under the Regulations promulgated under Section 704 of the Internal Revenue Code of 1986, as amended, or the analogous provisions of state or local law, as the case may be. For Federal income tax purposes, the Partnership shall not, without the prior written consent of all of its members, file any election to be treated as anything other than (i) a partnership, if the Partnership is treated as having more than one member for Federal income tax purposes or (ii) disregarded as an entity that is separate from its owner if it is treated as having one member for Federal income tax purposes.

                  12. DISTRIBUTIONS. Distributions shall be made to the partners of the Partnership at such times and in such amounts as determined by the General Partner. Such

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distributions when made shall be allocated among the partners of the Partnership in the same proportion as their then capital account balances.

                  13. ASSIGNMENTS OF PARTNERSHIP INTERESTS; WITHDRAWALS FROM THE PARTNERSHIP. Any partner may assign all or any part of its partnership interests in the Partnership and may withdraw from the Partnership at any time without the consent of the General Partner or any other general or limited partner of the Partnership.

                  14.      ADMISSION OF ADDITIONAL OR SUBSTITUTE PARTNERS.

                           (a)      One or more additional or substitute limited
partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

                           (b)      One or more additional or substitute general
partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

                  15. LIABILITY OF INITIAL LIMITED PARTNER. The Initial Limited Partner and its successors and assigns shall not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act.

                  16. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

      [Remainder of page intentionally left blank. Signature page follows]

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                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Partnership Agreement effective as of the ____ day of December, 2002.

                            GENERAL PARTNER

                            TAYLOR PUBLISHING COMPANY

                            By: /s/ Sherice P. Bench
                               -----------------------------------------

                            INITIAL LIMITED PARTNER:

                            TP HOLDING CORP.

                            By: /s/ Sherice P. Bench
                               -----------------------------------------

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                                   SCHEDULE A

                      Capital Contribution By the Partners

        Partners                Capital Contribution             Partnership Interests
------------------------------------------------------------------------------------------
Taylor Publishing Company             $99.00               1% General Partnership Interest
                                                                      and
                                                          98% Limited Partnership Interest

TP Holding                            $ 1.00               1% Limited Partnership Interest

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